SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2002

GENERAL MAGIC, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25374 (Commission File Number)	77-0250147 (IRS Employer Identification No.)

420 North Mary Avenue Sunnyvale, California (Address of Principal Executive Offices)	94085 (Zip Code)

Registrant’s telephone number, including area code: (408) 774-4000

Item 5.      Other Events.

         General Magic, Inc. (the “Company”) entered into a Trial License and Services Agreement (the “Agreement”), effective March 20, 2002, pursuant to which the Company has been engaged by Citibank, N.A. (“Citibank”) to develop and deploy a pilot voice application based on the Company’s magicTalk Enterprise Platform, leveraging magicTalk’s reusable software components (TalkLets™) and integration capabilities. The pilot voice application is an extension of an existing web-based Citibank application that currently serves millions of customers on a daily basis. The pilot voice application will allow Citibank to demonstrate the efficacy of providing voice-automated information to customers over the telephone.

         While the Company does not anticipate that the initial 60-day pilot will generate significant revenue, the Company and Citibank plan to work together to present the pilot voice application to global Citibank business units for evaluation. The Company believes that this Agreement will enable it to demonstrate the compelling value of its software with respect to such applications and will demonstrate to Citibank and other financial institutions the value of the Company’s products in providing superior customer service by extending web-based applications to telephone users.

         The foregoing description is qualified in its entirety by the Trial License and Services Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.

Item 7.      Financial Statements and Exhibits.

(c)	Exhibits.

         The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

10.1*	Trial License and Services Agreement, dated as of March 20, 2002, by and between General Magic, Inc. and Citibank, N.A.

•	PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MAGIC, INC.

Dated: March 27, 2002	By:	/S/ Mary E. Doyle Mary E. Doyle Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Trial License and Services Agreement, dated as of March 20, 2002, by and between General Magic, Inc. and Citibank, N.A.

•	PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE COMMISSION.

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